U.S. SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                                Form 8-K

                                Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report(Date of earliest event reported): July 24, 2001

                          Toys "R" Us, Inc.

         (Exact name of registrant as specified in its charter)

      Delaware                         1-11609                  22-3260693
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State or other jurisdiction        (Commission File            IRS Employer
of incorporation)                       Number)            Identification No.)


461 From Road, Paramus, New Jersey                              07652
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:201-262-7800
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Item 5. Other Events.

Toys "R" Us successfully closed its previously announced plans to offer U.S. dollar notes through a private placement with institutional investors.

Based upon investor interest the company increased the size of the offering from $500 million to $750 million, repayable as follows: $500 million on July 24, 2011 and $250 million on July 24, 2006.

As previously stated, these funds will be used to replace existing commercial paper borrowings and for general corporate purposes.

The securities issued are not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This report does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any offer of the notes was made only by means of a private offering memorandum.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2001                     By: /s/ Louis Lipschitz
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                                            Name:  Louis Lipschitz
                                            Title: Executive Vice President and
                                                   Chief Financial Officer